UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2026

SAMSARA INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41140	47-3100039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 De Haro Street San Francisco, California 94107
(Address of principal executive offices, including zip code)
(415) 985-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Shareholders.
On May 28, 2026, Samsara Inc. (the “Company”) filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of conversion with the Secretary of State of the State of Nevada, pursuant to which the reincorporation of the Company from the State of Delaware to the State of Nevada (the “Reincorporation”) became effective on June 1, 2026, at 12:02 a.m. Pacific Time (the “Effective Time”). At the Effective Time:

•the Company’s state of incorporation changed from the State of Delaware to the State of Nevada; and
•the affairs of the Company ceased to be governed by the laws of the State of Delaware and the Company’s existing amended and restated certificate of incorporation and amended and restated bylaws, and instead became governed by the laws of the State of Nevada and the articles of incorporation filed with the Secretary of State of the State of Nevada (the “Nevada Charter”) and the bylaws approved by the Company’s board of directors (the “Nevada Bylaws”).
The Reincorporation did not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities, or net worth (other than as a result of the costs related to the Reincorporation). The Reincorporation did not materially affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Reincorporation. In connection with the Reincorporation, the Company also entered into a new indemnification agreement with each of its executive officers and directors in the form filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
At the Effective Time, each outstanding share of Class A Common Stock, par value $0.0001 per share, of the Delaware corporation (the “Delaware Corporation Class A Common Stock”) automatically converted into one outstanding share of Class A common stock, par value $0.0001 per share, of the Nevada corporation (the “Nevada Corporation Class A Common Stock”), and each outstanding share of Class B Common Stock of the Delaware corporation, par value $0.0001 per share (the “Delaware Corporation Class B Common Stock”), automatically converted into one outstanding share of Class B common stock, par value $0.0001 per share, of the Nevada corporation (the “Nevada Corporation Class B Common Stock”). Stockholders do not have to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding restricted stock unit, option, or right to acquire shares of Delaware Corporation Class A Common Stock or Delaware Corporation Class B Common Stock automatically became a restricted stock unit, option, or right to acquire an equal number of shares of Nevada Corporation Class A Common Stock or Nevada Corporation Class B Common Stock, as applicable, under the same terms and conditions. The Nevada Corporation Class A Common Stock continues to be traded on the New York Stock Exchange under the symbol “IOT.”
Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, Nevada Charter, Nevada Bylaws, and the effects of the Reincorporation is set forth in the Information Statement filed by the Company with the Securities and Exchange Commission on May 11, 2026. Copies of the Plan of Conversion, Nevada Charter, and Nevada Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
To the extent required, the information set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

2.1	Plan of Conversion.
3.1	Articles of Incorporation of Samsara Inc.
3.2	Bylaws of Samsara Inc.
10.1	Form of Indemnification Agreement between Samsara Inc. and each of its directors and executive officers.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: June 1, 2026	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Executive Vice President, Chief Administrative Officer and Corporate Secretary